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                                                                 EXHIBIT 10.6

                              CONTINUITY AGREEMENT

                  This Agreement (the "Agreement") is dated as of September 29, 2000 by and between AXA Financial, Inc., a Delaware corporation (the "Company"), and Edward Miller (the "Executive").

                  WHEREAS, the Company's Board of Directors, acting through the Special Committee of the Company's Board of Directors (which committee was established on June 28, 2000, pursuant to Resolution No. AXF 30-00), considers the continued services of key executives of the Company to be in the best interests of the Company and its stockholders; and

                  WHEREAS, the Company's Board of Directors desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of key executives of the Company and any of its respective subsidiaries (all of such entities, with the Company, hereinafter referred to as an "EMPLOYER") to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a material change in the ownership of the Company; and

                  WHEREAS, the Company's Board of Directors has authorized the Company to enter into continuity agreements with those key executives of the Employer, such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives; and

                  WHEREAS, the Executive is a key executive of an Employer and has been designated by the Board as an executive to be offered such a continuity compensation agreement with the Company.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

                  1.       TERM; ANNUAL COMPENSATION ARRANGEMENTS.

                  (a) This Agreement shall become effective on the date hereof and remain in effect until the second anniversary thereof; PROVIDED, HOWEVER, in the event that the Transaction (as defined in Section 2(b) of this Agreement) occurs at any time prior to the termination of this Agreement, this Agreement shall not terminate until the second anniversary of the Transaction; PROVIDED, FURTHER, HOWEVER, that in no event shall this Agreement terminate until the second anniversary of the Effective Date. The period of time during which the Agreement shall continue in full force and effect, as provided for in this Section 1(a), shall constitute the "Term" of this Agreement.

                  (b) At all times during the Term of this Agreement, the Company shall, or shall cause an Employer to, provide the Executive with an annual rate of base salary and annual incentive opportunities, which, in the aggregate, provide the Executive with total annual compensation that (i) continues the Employer's practice (as in effect immediately prior to the date hereof) of externally competitive annual compensation and (ii) is consistent and in alignment with the Executive's personal performance and the performance of the Company, as such performance is determined, on at least an annual basis, consistent with past practice.

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                  2.       EFFECT OF TRANSACTION; EFFECTIVE DATE.

                  (a)      No compensation or other benefit provided pursuant to
Section 4 or Section 5 hereof shall be payable under this Agreement unless and until either (i) the Transaction shall have occurred while the Executive is an employee of an Employer and the Executive's employment by an Employer thereafter shall have terminated in accordance with Section 3 hereof or (ii) the Executive's employment by the Company shall have terminated in accordance with
Section 3(a)(ii) hereof prior to the occurrence of the Transaction.

                  (b) For purposes of this Agreement, "TRANSACTION" shall mean the consummation of the earlier to occur of, directly or indirectly, in any transaction or series of transactions (i) any acquisition, purchase or increase in the legal or beneficial ownership on either a numeric or percentage basis by AXA, any affiliate of AXA (together, "AXA"), or any person acting at the instruction o f or on behalf of AXA, of any shares of common stock of the Company pursuant to a tender offer, recapitalization, reorganization or otherwise, which (A) would permit, require or result in (1) the common stock of the Company ceasing to be registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (2) the Company ceasing to be a reporting company under the Exchange Act or (3) the common stock of the Company ceasing to be listed for trading on The New York Stock Exchange, Inc. or (B) would constitute a "Rule 13e-3 transaction" for purposes of Rule 13e-3 under the Exchange Act (without giving effect to clause (g) of Rule 13e-3) or (ii) any merger, consolidation or other similar business combination transaction between the Company and AXA (other than any wholly owned subsidiary of the Company) (the earlier of any such event in clause (i) or (ii) to occur being hereinafter referred to as the "EFFECTIVE DATE").

                  3.       TERMINATION OF EMPLOYMENT; DEFINITIONS.

                  (a) TERMINATION WITHOUT CAUSE BY AN EMPLOYER OR FOR GOOD REASON BY THE EXECUTIVE.

                  (i) The Executive shall be entitled to the compensation provided for in Section 4 hereof if, at any time during the Term of this Agreement, the Executive's employment shall be terminated (A) by an Employer for any reason other than (I) the Executive's Disability or Retirement, (II) the Executive's death or (III) for Cause, or (B) by the Executive with Good Reason (as such terms are defined herein).

                  (ii) In addition, the Executive shall be entitled to the compensation provided for in Section 4 hereof if, (A) in the event that an agreement is signed which, if consummated, would result in the occurrence of the Transaction and the Executive is terminated without Cause by an Employer or terminates employment with Good Reason prior to the Transaction and (B) such termination is at the direction of AXA or otherwise in connection with the anticipated Transaction.

                  (b) DISABILITY. For purposes of this Agreement, "Disability" shall have the same meaning as such term is defined in the applicable Employer's long-term disability plan.

                  (c) RETIREMENT. For purposes of this Agreement, "Retirement" shall mean the Executive's termination of employment pursuant to late, normal or early retirement under a qualified pension plan sponsored by an Employer in which the Executive participates, as defined in such plan, but only if such retirement occurs prior to a termination by an Employer without Cause or by the Executive for Good Reason.

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                  (d)      CAUSE. For purposes of this Agreement, "Cause" shall
mean:

                  (i) the willful and continued failure of the Executive to perform substantially his or her duties with an Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Executive by the Board, which specifically identifies the manner in which the Board or the executive officer believes that the Executive has not substantially performed his or her duties; or

                  (ii) (A) the conviction of, or plea of guilty or NOLO CONTENDERE to, a felony or (B) the willful engaging by the Executive in gross misconduct which is materially and demonstrably injurious to the Company.

Termination of the Executive for Cause shall be made by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a three-fourths majority of the non-employee directors of the applicable Employer (excluding any such directors who are at such time employees of AXA) at a meeting of such directors called and held for such purpose (the "Special Meeting"), AFTER 30 days prior written notice to the Executive, specifying the basis for such termination and the particulars thereof, finding that in the reasonable judgment of such directors, the conduct set forth in clause (i) or (ii), as applicable, has occurred and that such occurrence warrants the Executive's termination. With respect to the conduct set forth in clause (i), above, the Executive may cure or otherwise resolve the behavior in question at any time during the 30-days prior to the Special Meeting. Whether the Executive shall have cured or otherwise resolved such behavior shall be determined at the Special Meeting.

                  (e) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the occurrence, during the Term of this Agreement, of any of the following, without the Executive's express written consent:

                  (i) (A) the Executive's annual rate of base salary is reduced below the annual rate as in effect immediately prior to the Effective Date (or, if higher, as in effect immediately prior to the date of Termination (as defined in Section 4)), (B) the Company breaches, in any material respect, the terms of Section 1(b) of this Agreement or (C) an Employer fails to pay any compensation within 30 days after the applicable due date;

                  (ii) (A) the Executive's duties and responsibilities are materially and adversely diminished in comparison to the duties and responsibilities performed by the Executive immediately prior to the Effective Date, or (B) the assignment of duties materially inconsistent with the level of duties performed by the Executive immediately prior to the Effective Date, in either case as a direct result of the Transaction; PROVIDED, HOWEVER, that no such diminution or assignment shall be deemed to exist so long as the Executive retains his title with the Company and has the duties and responsibilities customarily performed by an executive who has such title for a privately held wholly owned subsidiary of a public company.

                  (iii) the Executive is required to be based at a location more than fifty (50) miles from the location where the Executive was based and performed services immediately prior to the Effective Date;

                  (iv) failure to provide for the assumption of the Agreement by any successor entity (provided, however, that for purposes of this Section 3(e)(iv), any assumption of this Agreement which occurs by operation of law shall be deemed to have automatically satisfied this requirement, as set forth in Section 10(b)); or

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                  (v)      a voluntary termination of employment by the
         Executive, with or without any reason given by the Executive, during the fifteenth (15th) month following the month in which the Effective Date occurs.

Notwithstanding the foregoing, in the event the Executive provides an Employer with a Notice of Termination (as defined below) referencing this Section 3(e), an Employer shall have the 30-day (or 90-day, as applicable) period set forth in the Notice of Termination in which to cure or resolve the action or failure to act, which otherwise constitutes Good Reason; PROVIDED, HOWEVER, with respect to Section 3(e)(v), the Executive shall only be entitled to terminate his or her employment for Good Reason after providing the Employer with prior written notice of such termination of employment during the ninth (9th) month following the month in which the Effective Date occurs.

                  (f) NOTICE OF TERMINATION. Any purported termination of the Executive's employment (other than on account of the Executive's death) with an Employer shall be communicated by a Notice of Termination to the Executive, if such termination is by an Employer, or to an Employer, if such termination is by the Executive. For purposes of this Agreement, "NOTICE OF TERMINATION" shall mean a written notice delivered by the Executive to his or her Employer, or by an Employer to the Executive, as applicable, at least 30 days prior to the intended date of Termination (as defined in Section 4), which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated; PROVIDED, HOWEVER, that in the event of a termination for Good Reason pursuant to Section 3(e)(ii), such Notice of Termination shall be delivered by the Executive to his or her Employer at least 90 days prior to the intended date of Termination; and PROVIDED, FURTHER, HOWEVER, that in the event of a termination for Good Reason pursuant to Section 3(e)(v), no details shall be necessary other than reference to such Section. For purposes of this Agreement, no purported termination of the Executive's employment with an Employer shall be effective without such a Notice of Termination having been given.

                  4. COMPENSATION UPON TERMINATION. Subject to Sections 8 and 9(a) hereof, if at any time during the Term of this Agreement, the Executive's employment with an Employer shall be terminated in accordance with
Section 3(a) (the "TERMINATION"), the Executive shall be entitled to the following payments and benefits:

                  (a) SEVERANCE. The Company shall pay or cause to be paid to the Executive a cash severance amount equal to (i) three times the sum of (A) the Executive's annual rate of base salary in effect at any time during the 90-day period prior to the Transaction (or, if higher, the annual rate of base salary in effect during the 90-day period prior to the giving of the Notice of Termination) and (B) the highest annual bonus paid or payable in, or in respect of, any one of the three (3) full fiscal years preceding the year in which the date of Termination occurs (the "BONUS"). This cash severance amount shall be payable in a lump sum calculated without any discount.

                  (b) ADDITIONAL PAYMENTS AND BENEFITS. The Executive shall also be entitled to:

                  (i) a lump sum payment equal to the sum of (A) the Executive's accrued but unpaid annual base salary through the date of Termination, (B) the unpaid portion, if any, of bonuses previously earned by the Executive pursuant to an Employer's annual incentive compensation plan, PLUS a pro rata portion of the Bonus (calculated through the date of Termination), and (C) any accrued but unpaid vacation pay; and

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                  (ii)     a lump sum payment equal to the amount of
         contributions to be made on behalf of the Executive to the qualified pension plans in which the Executive participated immediately prior to the date of Termination in respect of the three years following the date of Termination (whether or not such contributions would have actually been made); and

                  (iii) continued medical, dental, vision, and life insurance coverage (excluding accident, death, and disability insurance) for the Executive and the Executive's eligible dependents or, to the extent such coverage is not commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect prior to the Transaction or the Executive's Termination, whichever is deemed to provide for more substantial benefits for the Executive and the Executive's eligible dependents, for a period ending on the earlier of (A) the end of the third anniversary of the date of the Executive's Termination and (B) the commencement of comparable coverage by the Executive with a subsequent employer; and

                  (iv) all other accrued or vested benefits in accordance with the terms of the applicable plan.

All lump sum payments under this Section 4 shall be paid within 30 days after the Executive's date of Termination. In determining the actuarial value of the payments under Section 4(b)(ii), above, the actuarial assumptions and methods used in the Employer's qualified pension plans shall be utilized. In the event that there is any issue concerning the application of such assumptions and methods, the Company shall in good faith make any reasonable determination or decision necessary to resolve such discrepancy. Any payment of additional benefits pursuant to Section 4(b)(ii) shall be paid from assets of the Company, not from assets of any pension plan.

                  (c) OUTPLACEMENT. If so requested by the Executive, outplacement services shall be provided by a professional outplacement provider selected by Executive; PROVIDED, HOWEVER, that such outplacement services shall be provided to the Executive at a cost to the Company of not more than fifteen
(15) percent of such Executive's annual base salary.

                  5. COMPENSATION UPON TERMINATION FOR DEATH, DISABILITY OR RETIREMENT.

                  If the Executive's employment is terminated by reason of Death, Disability or Retirement prior to any other Termination, the Executive will receive:

                  (a) the sum of (i) Executive's accrued but unpaid salary through the date of Termination, (ii) a pro rata portion of the Executive's Bonus (calculated through the date of Termination), and (iii) any accrued but unpaid vacation pay; and

                  (b) other accrued or vested benefits in accordance with the terms of the applicable plan; PROVIDED, HOWEVER, that for purposes of the Executive Survivor Plans and the Executive Variable Deferred Compensation Plans (the "EXECUTIVE PLANS") in which the Executive participates as of the date of Termination, in the event of a termination of the Executive's employment pursuant to Section 3(a)(i) of this Agreement, any such termination shall be deemed to be a "retirement" for purposes of such Executive Plans.

                  6. WITHHOLDING. Payments and benefits provided pursuant to Sections 4 and 5 shall be subject to any applicable payroll and other taxes required to be withheld pursuant to applicable Federal, state and local laws.

                  7. EXPENSES. In addition to all other amounts payable to the Executive under this Agreement, the Company shall pay or reimburse the Executive for all expenses (including

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without limitation, any and all court costs and reasonable attorneys' fees and expenses) incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof.

                  8. OBLIGATIONS ABSOLUTE; NO MITIGATION; NON-EXCLUSIVITY OF RIGHTS.

                  (a) The obligations of the Company to make the payment to the Executive, and to make the arrangements, provided for herein shall be absolute and unconditional and shall not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time; PROVIDED, HOWEVER, that the payments and benefits provided in
Section 4(b)(i), (ii), and (iii) shall be reduced by any other payments or benefits made by the Company or the Employer under any other severance agreement, plan, or arrangement.

                  (b) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any Employer and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any agreements with the Company or any Employer.

                  (c) In addition to the foregoing, the Executive shall not be required to mitigate the amount of any payment or benefit provided for pursuant to this Agreement by seeking other employment, subject to Section 4(b)(iii), above.

                  9.       NOT AN EMPLOYMENT AGREEMENT; ARBITRATION.

                  (a) This Agreement is not, and nothing herein shall be deemed to create, a contract of employment between the Executive and the Company. Any Employer may terminate the employment of the Executive at any time, subject to the terms of this Agreement and/or any employment agreement or arrangement between the Employer and the Executive that may then be in effect.

                  (b) Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled and otherwise resolved exclusively by arbitration, conducted before a panel of three (3) arbitrators in New York City, New York, in accordance with the rules of the American Arbitration Association. The determination of the arbitrators shall be final and binding on the parties hereto and may be entered in any court of competent jurisdiction. The per diem fee charged by the arbitrators for any arbitration proceeding shall be borne by the Company.

                  10. JOINT SEVERAL LIABILITY; SUCCESSORS; BINDING AGREEMENT, ASSIGNMENT.

                  (a) Each entity included in the definition of "Employer" and any successors or assigns shall be joint and severally liable with the Company under this Agreement.

                  (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment with an Employer or such successor for Good Reason immediately prior to or at any time after such

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succession; PROVIDED, HOWEVER, that in the event that any successor shall become bound by all the terms and provisions of this Agreement by operation of law, the Executive shall not be entitled to terminate the Executive's employment with an Employer for Good Reason pursuant to Section 3(e)(iv) of this Agreement. As used in this Agreement, "COMPANY" shall mean (i) the Company as hereinbefore defined, and (ii) any successor to all the stock of the Company or to all or substantially all of the Company's business or assets, which executes and delivers an agreement provided for in this Section 10(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

                  (c) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate or designated beneficiary. Neither this Agreement nor any right arising hereunder may be assigned or pledged by the Executive.

                  11. NOTICE. For purpose of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, as follows:

                  (a) in the case of the Company or an Employer, to the Company or the Employer at:

                           AXA Financial, Inc.
                           1290 Avenue of the Americas
                           16th Floor, Suite 1603
                           New York, New York 10104
                           Attention: General Counsel

                  (b) in the case of the Executive, to the Executive at the address set forth on the execution page at the end hereof.

                  Either party to this Agreement may designate a different address by giving a notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

                  12.      CONFIDENTIALITY, NONSOLICITATION OF EMPLOYEES.

                  (a) The Executive shall retain in confidence any and all confidential information concerning the Company and its respective businesses which is now known or hereafter becomes known to the Executive, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Executive at any time after the Executive's employment with an Employer shall have terminated, from a third party not employed by or otherwise affiliated with the Company or any Employer or (iii) which is or becomes known to the public by any means other than a breach of this Section 12. In the event of a Termination, the Executive will not take or keep any proprietary or confidential information or documentation belonging to the Company or any Employer.

                  (b) The Executive shall not, for a period of one year following the date of Termination, solicit or offer employment to any person who has been employed by an Employer

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at any time during the 12 months immediately preceding such solicitation.

                  13.      AMENDMENT; MISCELLANEOUS.

                  (a) No provision of this Agreement may be amended, altered, modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in a writing signed by the Executive and by such officer of the Company as shall be specifically designated by the Board of Directors of the Company.

                  (b) No waiver by either party to this Agreement, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time.

                  (c) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                  14. SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Notwithstanding the foregoing, to the extent that any provision of this Agreement shall be determined by any applicable regulatory or judicial authority to be subject to any requirements of the insurance laws of the State of New York, the effectiveness of such provision shall be conditioned upon the satisfaction of such requirements.

                  15. GOVERNING LAW; VENUE. The validity, interpretation, construction and performance of this Agreement shall be governed on a non-exclusive basis by the laws of the State of New York without giving effect to its conflict of laws rules. For purposes of jurisdiction and venue, the Company and each Employer hereby consents to jurisdiction and venue in any suit, action or proceeding with respect to this Agreement in any court of competent jurisdiction in the state in which the Executive resides at the commencement of such suit, action or proceeding and waives any objection, challenge or dispute as to such jurisdiction or venue being proper.

                  16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                             AXA FINANCIAL, INC.

                                             By:
                                                --------------------------------

                                                Title:
                                                      --------------------------

                                             EXECUTIVE:

                                             /s/ Edward Miller
                                             -----------------------------------
                                             Edward Miller

                                             -----------------------------------

                                             -----------------------------------

                                             Address